UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported):  September 30, 2016

FIDELITY D & D BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	333-90273	23-3017653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blakely and Drinker Streets, Dunmore, PA	18512
(Address of principal executive offices)	(Zip Code)

__(570) 342-8281__

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ITEM 8.01 Other Events

On September 30, 2016, Fidelity Deposit and Discount Bank, the wholly owned banking subsidiary of Fidelity D&D Bancorp, Inc. (the “Registrant”) entered into an agreement with Wayne Bank, the wholly owned banking subsidiary of Norwood Financial Corp. to assume all of the deposits, and acquire the fixed assets and certain loans of Wayne Bank’s West Scranton Branch office.  The branch purchase and deposit assumption is subject to customary regulatory approvals and the agreement is subject to customary closing conditions.  The branch purchase and deposit assumption is currently expected to be closed in the fourth quarter of 2016.

A press release regarding the transaction is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

The information furnished under this Item 8.01 of this Current Report on Form 8-K shall not be deemed filed for the purposes of the Securities Exchange Act of 1934.

ITEM 9.01Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated September 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FIDELITY D & D BANCORP, INC.
(Registrant)

Dated: September 30, 2016	/s/ Salvatore R. DeFrancesco, Jr.________
Salvatore R. DeFrancesco, Jr.
Treasurer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated September 30, 2016